Exhibit 23.5

Consent of Registered Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-7410, 333-7412, 333-11022, 333-13384, 333-102183 and 333-97935) of Royal Dutch Petroleum Company of our report dated March 5, 2003, except for Note 2(a) (First Restatement of Previously Issued Financial Statements), which is as of May 22, 2004, and except for Note 2(b) (Second Restatement of previously issued financial statements) and Note 30 (Subsequent events) which are as of March 3, 2005, relating to the Financial Statements of the Royal Dutch/ Shell Group of Companies which is included in this Amendment No. 2.

/s/ KPMG Accountants N.V.

-----------------------------------------------------

KPMG Accountants N.V.

The Hague — The Netherlands

/s/ PricewaterhouseCoopers LLP

-----------------------------------------------------

PricewaterhouseCoopers LLP

London — United Kingdom

March 3, 2005

E 6       Exhibits
20-F/A (Amendment No. 2) 2002